                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): March 28, 2006



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05  Costs Associated with Exit or Disposal Activities

On March 28, 2006, Eastman Kodak Company determined that it will cancel its program to develop and market Polarizer Films for the LCD industry.

In conjunction with the program cancellation, the Company will pay approximately $6 million in severance costs to employees. In addition, the Company will record asset impairment charges of approximately $28 million. The total charges related to the program cancellation amount to $34 million. The severance costs require the outlay of cash, while the charges related to capital assets represent non-cash charges. The estimated restructuring related charges exclude the potential impacts from any pension plan settlement or curtailment gains or losses that may be incurred as these amounts are not currently determinable. These actions are expected to be complete by June 30, 2006.

This action is part of the Company's previously announced restructuring program.

                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EASTMAN KODAK COMPANY



                                        By: /s/ Richard G. Brown, Jr.
                                        -----------------------------
                                        Richard G. Brown, Jr.
                                        Controller

Date:  March 31, 2006